Exhibit 1.01

Standard BioTools Inc. Conflict Minerals Report

For The Reporting Period from January 1, 2025 to December 31, 2025

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Standard BioTools Inc.’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Standard BioTools Inc. files with the United States Securities and Exchange Commission (the “SEC”), including Standard BioTools Inc.’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Standard BioTools Inc. realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Standard BioTools Inc. disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Standard BioTools Inc. (“Standard BioTools”, the “Company”, “we” or “our”), covers the reporting period from January 1, 2025 to December 31, 2025 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at https://investors.standardbio.com/sec-filings. Information contained on, or that can be accessed through, our website does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to “conflict minerals” and requires companies subject to the Act to file a Form SD annually with the SEC. This disclosure must state whether “3TG minerals” - which are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their respective derivatives (tungsten, tantalum, and tin, as well as gold itself) - when used in the Company’s products, benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG minerals contained in components used in our products.

Company Background

Standard BioTools is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world-class management team. Our established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. We offer a diverse range of instrumentation, consumables, and services that generate high-quality data across early discovery, translational and clinical research. With advanced technologies in proteomics and genomics, we empower scientists to gain deeper biological insights, accelerate discoveries, and drive improved health outcomes across diverse therapeutic areas including immunology, oncology, neuroscience, cardiometabolic diseases and more. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy.

We distribute our systems through our direct sales force and support organizations located in North America, Europe, and Asia-Pacific, and through distributors or sales agents in several European, Latin American, Middle Eastern, and Asia-Pacific countries. Our manufacturing operations are located in Singapore and Canada. Our facility in Singapore manufactures integrated fluidic circuits (“IFCs”) and assemblies of microfluidics instruments. All of our IFCs for commercial sale and some IFCs for our research and development purposes are also fabricated at our Singapore facility. Our mass cytometry instruments and reagents for commercial sale, as well as for internal research and development purposes, are manufactured at our facility in Markham, Canada. Genomics reagents are manufactured at our facility in Markham, Canada.

Covered Products

We have determined that one or more of the 3TG minerals may be necessary to the functionality or production of the products we manufactured, or contracted to manufacture, as applicable, during 2025 (collectively, “covered products”).

Our supply chain with respect to the covered products is complex, and there are many third parties in the supply chain between the original source of the 3TG minerals and the manufacture of the covered products. We do not purchase raw ore or unrefined 3TG minerals directly and make no purchases in the Covered Countries. As a result, and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG minerals may be necessary to the functionality or production of our systems and IFCs and that such 3TG minerals are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG minerals incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), a global leader for the responsible sourcing of minerals that provides information on conformant and active smelters and refiners, common tools to gather sourcing information, and forums for exchanging best practices on addressing conflict minerals, to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG minerals may be included (“first-tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Due Diligence Process

Our due diligence measures are designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative are to determine, to the best of our ability: (i) whether any of the 3TG minerals are incorporated into our products and, if so, necessary for the functionality and/or production of our products; (ii) the source and chain of custody of the 3TG minerals necessary for the functionality and/or production of our products; and (iii) whether any such 3TG minerals originated in the Covered Countries. In the event that 3TG minerals from the Covered Countries are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we have implemented include, but are not limited, to the following:

1.
Establishment of Internal Management Systems
a.
Conflict Minerals Policy. In 2013, we adopted a written policy relating to the use of conflict minerals in our supply chain. We have communicated this written policy to each of our first-tier suppliers. A copy of the Standard BioTools Conflict Minerals Policy is publicly available at https://investors.standardbio.com/social-responsibility.
b.
Internal Management to Support Supply Chain Due Diligence. Our legal department has collaborated with members from our operations team in Singapore and Canada on the conflict minerals due diligence process. We have implemented a formal compliance review process for all new suppliers, which includes screening through third-party risk and compliance tools and monitoring against U.S. sanctions lists, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals (“SDN”) list, and applicable 50% ownership rules. Suppliers are subject to ongoing monitoring for sanctions, adverse media, and other compliance risks.

2

We have also updated our standard supplier terms and conditions to include sanctions and OFAC compliance obligations. Such terms and conditions are expected to be incorporated into all new supplier agreements, including where suppliers propose their own terms and conditions.
c.
Supplier Engagement. We continue to engage actively with our first-tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts. In particular, as part of our supplier qualification process, we generally request conflict minerals information from each new supplier of potentially applicable products.
d.
Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.
2.
Identification and Assessment of Risks in the Supply Chain
a.
Identification of 3TG Minerals in Our Products. As described above, we determined that one or more of the 3TG minerals may be necessary to the functionality or production of certain products we manufactured, or contracted to manufacture, as applicable, during 2025.
b.
Determination of Source and Chain of Custody of the 3TG Minerals. As described above, we adopted RMI’s industry approach to trace the origin of 3TG minerals by identifying smelters or refiners (“SoRs”), recyclers and scrap supplier sources. We have leveraged industry initiatives such as RMI’s Responsible Minerals Assurance Process (“RMAP”), which provides us with verified information about the sourcing activities of the SoRs in our supply chain. We identified our first-tier suppliers and relied on them to provide the necessary information about the use of 3TG minerals in the products we purchase and incorporate into the manufacture of our systems and IFCs, and the source of such 3TG minerals. Similarly, our first-tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG minerals included in our products. In addition, as part of the Company’s broader compliance program, supplier due diligence includes screening against applicable sanctions lists, such as OFAC’s SDN list, and consideration of OFAC’s 50% ownership rule.
c.
Determination of Whether 3TG Minerals Originated in Covered Countries. As described above, we undertook an RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to each of our first-tier suppliers to gather information about their use of 3TG minerals, the SoRs in their supply chain that are included in our products, and the countries of origin for 3TG minerals used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We contacted first-tier suppliers that did not respond to our request for conflict minerals information by the requested date and followed up for corrections and clarifications as we determined appropriate.
3.
Design and Implementation of a Strategy to Respond to Identified Risks

We have developed a formal risk management plan through which our conflict minerals program is managed and monitored. As part of this risk management plan, where applicable, we will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the RMI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.
Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any SoRs in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third-party audits of smelters such as those by RMAP, which uses independent third-party audits of SoRs to determine if all of the minerals processed by the SoR originated from a conflict-free source. We encourage our suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by RMAP.

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5.
Report on Supply Chain Due Diligence

We publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at https://investors.standardbio.com/sec-filings.

Findings and Conclusion

Due to our downstream position in the supply chain, any efforts to understand the origin of raw materials rely heavily on the cooperation of our first-tier suppliers. Most of the responses received from our first-tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG minerals reported as used by these first-tier suppliers were contained specifically in components supplied to us. We also were unable to validate whether the SoRs reported by such first-tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first-tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG minerals contained in our covered products.

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG minerals contained in the covered products included the SoRs listed in Annex A attached hereto. This table excludes facilities that are not listed in the Smelter Reference List published by RMI as of April 17, 2026 (the “RMI Smelter Reference List”).

Because the RMI Smelter Reference List generally did not indicate individual countries of origin of the conflict minerals processed by SoRs, we were not able to determine with greater specificity the countries of origin of the 3TG minerals processed by the listed SoRs. Furthermore, as stated earlier, submission of these smelters by our first-tier suppliers does not guarantee that these SoRs are present in Standard BioTools’s supply chain as our first-tier suppliers were generally only able to provide company-level RMI Templates and were not able to provide product-level RMI Templates directly linking those SoRs to such covered products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals contained in the covered products.

Future Steps

We have communicated our expectations to our suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the Covered Countries. We continue to take steps to mitigate the risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries. These steps include ongoing engagement with our suppliers to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG minerals included in components and parts purchased by us and incorporated into our products.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Standard BioTools. These statements are based on the infrastructure and information available at the time the RCOI and due diligence process were performed. A number of factors could introduce errors or otherwise affect the accuracy of our 3TG mineral disclosures. These factors include, but are not limited to:

•
gaps in supplier data;
•
gaps in smelter data;
•
errors or omissions by suppliers;
•
errors or omissions by smelters;
•
all instances of 3TG minerals necessary to the functionality or manufacturing of our products not yet having been identified;
•
gaps in supplier education and knowledge;
•
timeliness of data;
•
public information not discovered during a reasonable search;
•
errors in public data;

4

•
language barriers and translation;
•
supplier and smelter unfamiliarity with the protocols for identifying and sourcing potential 3TG minerals;
•
oversight or errors in conflict-free smelter audits;
•
Covered Countries sourced materials being declared secondary materials;
•
companies going out of business in 2025;
•
certification programs being not equally advanced for all industry segments and metals;
•
smuggling of 3TG minerals from the Covered Countries to other countries; and
•
the effects of inclement weather conditions, natural disasters or pandemics.

5

Annex A

2025 Facility and Country List

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	8853 S.p.A.	IT
Gold	ABC Refinery Pty Ltd.	AU
Gold	Abington Reldan Metals, LLC	US
Gold	Advanced Chemical Company	US
Gold	African Gold Refinery	UG
Gold	Agosi AG	DE
Gold	Aida Chemical Industries Co., Ltd.	JP
Gold	Al Etihad Gold Refinery DMCC	AE
Gold	Al Ghaith Gold	AE
Gold	Albino Mountinho Lda.	PT
Gold	Alexy Metals	US
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	DE
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZ
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BR
Gold	Argor-Heraeus S.A.	CH
Gold	ARY Aurum Plus	AE
Gold	ASAHI METALFINE, Inc.	JP
Gold	Asahi Pretec Corp.	JP
Gold	Asahi Refining Canada Ltd.	CA
Gold	Asahi Refining USA Inc.	US
Gold	Asaka Riken Co., Ltd.	JP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TR
Gold	Atlantic Copper	ES
Gold	Attero Recycling Pvt Ltd	IN
Gold	AU Traders and Refiners	ZA
Gold	Augmont Enterprises Private Limited	IN
Gold	Aurubis AG	DE
Gold	Aurubis AG, Hamburg	DE
Gold	Bangalore Refinery	IN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH
Gold	Boliden AB	SE
Gold	Boliden Ronnskar	SE
Gold	C. Hafner GmbH + Co. KG	DE
Gold	C.I Metales Procesados Industriales SAS	CO
Gold	Caridad	MX
Gold	CCR Refinery - Glencore Canada Corporation	CA
Gold	Cendres + Metaux S.A.	CH
Gold	CGR Metalloys Pvt Ltd.	IN
Gold	Chimet S.p.A.	IT
Gold	China's Shandong Gold Mining Co., Ltd	CN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	Chugai Mining	JP
Gold	Coimpa Industrial LTDA	BR
Gold	Daye Non-Ferrous Metals Mining Ltd.	CN
Gold	Degussa Sonne / Mond Goldhandel GmbH	DE
Gold	Dijllah Gold Refinery FZC	AE
Gold	DODUCO Contacts and Refining GmbH	DE
Gold	Dongwu Gold Group	CN
Gold	Dowa	JP
Gold	DSC (Do Sung Corporation)	KR
Gold	Eco-System Recycling Co., Ltd.	JP
Gold	Eco-System Recycling Co., Ltd. East Plant	JP
Gold	Eco-System Recycling Co., Ltd. North Plant	JP
Gold	Eco-System Recycling Co., Ltd. West Plant	JP
Gold	Elemetal Refining, LLC	US
Gold	Elite Industech Co., Ltd.	TW
Gold	Emerald Jewel Industry India Limited (Unit 1)	IN
Gold	Emerald Jewel Industry India Limited (Unit 2)	IN
Gold	Emerald Jewel Industry India Limited (Unit 3)	IN
Gold	Emerald Jewel Industry India Limited (Unit 4)	IN
Gold	Emirates Gold DMCC	AE
Gold	Fenix Metals	PL
Gold	Fidelity Printers and Refiners Ltd.	ZW
Gold	Freeport Cobalt Oy	FI
Gold	Fujairah Gold FZC	AE
Gold	Gasabo Gold Refinery Ltd	RW
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	IN
Gold	Geib Refining Corp.	US
Gold	GG Refinery Ltd.	TZ
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	IN
Gold	Gold by Gold Colombia	CO
Gold	Gold Coast Refinery	GH
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CN
Gold	Guangdong Hua Jian Trade Co., Ltd.	CN
Gold	Guangdong Jinding Gold Limited	CN
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CN
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CN
Gold	Hang Seng Technology	CN
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CN
Gold	Heimerle + Meule GmbH	DE
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CN
Gold	Heraeus Germany GmbH Co. KG	DE

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	Heraeus Metals Hong Kong Ltd.	CN
Gold	Heraeus Precious Metals GmbH & Co. KG	DE
Gold	Hetai Gold Mineral Guangdong Co., Ltd.
Gold	Hop Hing electroplating factory Zhejiang
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BR
Gold	Hunan Chenzhou Mining Co., Ltd.	CN
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CN
Gold	Hung Cheong Metal Manufacturing Limited	CN
Gold	HwaSeong CJ CO., LTD.	KR
Gold	Impala Platinum - Base Metal Refinery (BMR)	ZA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	ZA
Gold	Impala Platinum - Rustenburg Smelter	ZA
Gold	Impala Refineries – Base Metals Refinery (BMR)	ZA
Gold	Impala Rustenburg	ZA
Gold	Inca One (Chala One Plant)	PE
Gold	Inca One (Koricancha Plant)	PE
Gold	Industrial Refining Company	BE
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CN
Gold	International Precious Metal Refiners	AE
Gold	Ishifuku Metal Industry Co., Ltd.	JP
Gold	Istanbul Gold Refinery	TR
Gold	Italpreziosi	IT
Gold	JALAN & Company	IN
Gold	Japan Mint	JP
Gold	Jiangxi Copper Co., Ltd.	CN
Gold	Jin Jinyin Refining Co., Ltd.
Gold	Jinlong Copper Co., Ltd.	CN
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RU
Gold	JSC Novosibirsk Refinery	RU
Gold	JSC Uralelectromed	RU
Gold	JX Nippon Mining & Metals Co., Ltd.	JP
Gold	K.A. Rasmussen	NO
Gold	Kaloti Precious Metals	AE
Gold	Kazakhmys Smelting LLC	KZ
Gold	Kazzinc	KZ
Gold	Kennecott Utah Copper LLC	US
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	PL
Gold	KGHM Polska Miedz Spolka Akcyjna	PL
Gold	Kojima Chemicals Co., Ltd.	JP
Gold	Korea Zinc Co., Ltd.	KR
Gold	KP Sanghvi International Airport	IN
Gold	KP Sanghvi International Pvt Ltd	IN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	Kundan Care Products Ltd.	IN
Gold	Kyrgyzaltyn JSC	KG
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RU
Gold	L'azurde Company For Jewelry	SA
Gold	Lingbao Gold Co., Ltd.	CN
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CN
Gold	L'Orfebre S.A.	AD
Gold	LS MnM Inc.	KR
Gold	LS-NIKKO Copper Inc.	KR
Gold	LT Metal Ltd.	KR
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CN
Gold	Marsam Metals	BR
Gold	Materion	US
Gold	Matsuda Sangyo Co., Ltd.	JP
Gold	MD Overseas	IN
Gold	Metal Concentrators SA (Pty) Ltd.	ZA
Gold	Metallix Refining Inc.	US
Gold	Metalor Technologies (Hong Kong) Ltd.	CN
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SG
Gold	Metalor Technologies (Suzhou) Ltd.	CN
Gold	Metalor Technologies S.A.	CH
Gold	Metalor USA Refining Corporation	US
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MX
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PE
Gold	Mitsubishi Materials Corporation	JP
Gold	Mitsui Mining and Smelting Co., Ltd.	JP
Gold	MKS PAMP SA	CH
Gold	MMTC-PAMP India Pvt., Ltd.	IN
Gold	Modeltech Sdn Bhd	MY
Gold	Morris and Watson	NZ
Gold	Morris and Watson	AU
Gold	Morris and Watson Gold Coast	AU
Gold	Moscow Special Alloys Processing Plant	RU
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TR
Gold	Naoshima Smelter & Refinery	JP
Gold	Navoi Mining and Metallurgical Combinat	UZ
Gold	NH Recytech Company	KR
Gold	Nihon Material Co., Ltd.	JP
Gold	NOBLE METAL SERVICES	US
Gold	Nyrstar Metals	US
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AT
Gold	Ohura Precious Metal Industry Co., Ltd.	JP

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RU
Gold	OJSC Novosibirsk Refinery	RU
Gold	Pease & Curren	US
Gold	Penglai Penggang Gold Industry Co., Ltd.	CN
Gold	Planta Recuperadora de Metales SpA	CL
Gold	Prioksky Plant of Non-Ferrous Metals	RU
Gold	PT Aneka Tambang (Persero) Tbk	ID
Gold	PX Precinox S.A.	CH
Gold	PX Précinox S.A.	CH
Gold	QG Refining, LLC	US
Gold	Rand Refinery (Pty) Ltd.	ZA
Gold	Realized the Enterprise Co., Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.	CN
Gold	REMONDIS PMR B.V.	NL
Gold	Royal Canadian Mint	CA
Gold	SAAMP	FR
Gold	Sabin Metal Corp.	US
Gold	Safimet S.p.A	IT
Gold	SAFINA A.S.	CZ
Gold	Sai Refinery	IN
Gold	Sam Precious Metals	AE
Gold	SAM Precious Metals FZ-LLC	AE
Gold	Samduck Precious Metals	KR
Gold	Samwon Metals Corp.	KR
Gold	Sancus ZFS (L’Orfebre, SA)	CO
Gold	SAXONIA Edelmetalle GmbH	DE
Gold	Sellem Industries Ltd.	MR
Gold	SEMPSA Joyeria Plateria S.A.	ES
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CN
Gold	Shandon Jin Jinyin Refining Limited
Gold	Shandong Gold Smelting Co., Ltd.	CN
Gold	Shandong Hengbang Smelter Co., Ltd.	CN
Gold	Shandong Humon Smelting Co., Ltd.	CN
Gold	Shandong penglai gold smelter
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CN
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN
Gold	Shenzhen CuiLu Gold Co., Ltd.	CN
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CN
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CN
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CN
Gold	Shirpur Gold Refinery Ltd.	IN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CN
Gold	Singway Technology Co., Ltd.	TW
Gold	Sino-Platinum Metals Co., Ltd.	CN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RU
Gold	Solar Applied Materials Technology Corp.	TW
Gold	Sovereign Metals	IN
Gold	State Research Institute Center for Physical Sciences and Technology	LT
Gold	Sudan Gold Refinery	SD
Gold	Sumitomo Metal Mining Co., Ltd.	JP
Gold	SungEel HiMetal Co., Ltd.	KR
Gold	Super Dragon Technology Co., Ltd.	TW
Gold	SuZhou ShenChuang recycling Ltd.
Gold	T.C.A S.p.A	IT
Gold	Tai Perng
Gold	TAIWAN TOTAI CO., LTD.
Gold	Tanaka Kikinzoku Kogyo K.K.	JP
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	IN
Gold	Tokuriki Honten Co., Ltd.	JP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CN
Gold	TOO Tau-Ken-Altyn	KZ
Gold	Torecom	KR
Gold	Toyo Smelter & Refinery	JP
Gold	Tsai Brother industries
Gold	Umicore Precious Metals Thailand	TH
Gold	Umicore S.A. Business Unit Precious Metals Refining	BE
Gold	United Precious Metal Refining, Inc.	US
Gold	Valcambi S.A.	CH
Gold	Value Trading	BE
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CN
Gold	WEEEREFINING	FR
Gold	Western Australian Mint (T/a The Perth Mint)	AU
Gold	WIELAND Edelmetalle GmbH	DE
Gold	Wuzhong Group	CN
Gold	Xiamen JInbo Metal Co., Ltd.
Gold	Yamakin Co., Ltd.	JP
Gold	Yokohama Metal Co., Ltd.	JP
Gold	Yunnan Copper Industry Co., Ltd.	CN
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CN
Gold	Zhaojun Maifu
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CN
Gold	Zhongkuang Gold Industry Co., Ltd.	CN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CN
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN
Gold	Zhuhai toxic materials Monopoly Ltd.	CN
Gold	Zhuzhou Smelting Group Co., Ltd	CN
Tantalum	5D Production OU	EE
Tantalum	AMG Brasil	BR
Tantalum	ANHUI HERRMAN IMPEX CO.	CN
Tantalum	Asaka Riken Co., Ltd.	JP
Tantalum	Avon Specialty Metals Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CN
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CN
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CN
Tantalum	D Block Metals, LLC	US
Tantalum	Exotech Inc.	US
Tantalum	F&X Electro-Materials Ltd.	CN
Tantalum	FIR Metals & Resource Ltd.	CN
Tantalum	Gannon & Scott	US
Tantalum	Global Advanced Metals	US
Tantalum	Global Advanced Metals Aizu	JP
Tantalum	Global Advanced Metals Boyertown	US
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CN
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CN
Tantalum	H.C. Starck Co., Ltd.	TH
Tantalum	H.C. Starck Hermsdorf GmbH	DE
Tantalum	H.C. Starck Inc.	US
Tantalum	H.C. Starck Ltd.	JP
Tantalum	H.C. Starck Smelting GmbH & Co. KG	DE
Tantalum	H.C. Starck Tantalum and Niobium GmbH	DE
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CN
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CN
Tantalum	Jiangxi Tuohong New Raw Material	CN
Tantalum	Jiujiang Janny New Material Co., Ltd.	CN
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN
Tantalum	Jiujiang Tanbre Co., Ltd.	CN
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN
Tantalum	KEMET Blue Metals	MX
Tantalum	KEMET Blue Powder	US
Tantalum	KEMET de Mexico	MX
Tantalum	LSM Brasil S.A.	BR

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tantalum	Malaysia Smelting Corporation (MSC)	MY
Tantalum	Materion	US
Tantalum	Materion Newton Inc.	US
Tantalum	Metallurgical Products India Pvt., Ltd.	IN
Tantalum	Mineracao Taboca S.A.	BR
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JP
Tantalum	Molycorp Silmet A.S.	EE
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CN
Tantalum	NPM Silmet AS	EE
Tantalum	Plansee SE Liezen	AT
Tantalum	Plansee SE Reutte	AT
Tantalum	Power Resources Ltd. or Meta Materials	MK
Tantalum	PowerX Ltd.	RW
Tantalum	QSIL Metals Hermsdorf GmbH	DE
Tantalum	QuantumClean	US
Tantalum	Resind Industria e Comercio Ltda.	BR
Tantalum	RFH Recycling Metals Co., Ltd.	CN
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CN
Tantalum	Rui Da Hung	TW
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CN
Tantalum	Solikamsk Magnesium Works OAO	RU
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CN
Tantalum	Taki Chemical Co., Ltd.	JP
Tantalum	TANIOBIS Co., Ltd.	TH
Tantalum	TANIOBIS GmbH	DE
Tantalum	TANIOBIS Japan Co., Ltd.	JP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	DE
Tantalum	Telex Metals	US
Tantalum	Ulba Metallurgical Plant JSC	KZ
Tantalum	ULVAC Inc.	JP
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CN
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CN
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CN
Tin	A.L.M.T. Corp.	JP
Tin	Alpha	US
Tin	Alpha Assembly Solutions Inc	US
Tin	Alpha Metals	US
Tin	Alpha Metals Taiwan	US
Tin	An Vinh Joint Stock Mineral Processing Company	VN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tin	Aurubis Beerse	BE
Tin	Aurubis Berango	ES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CN
Tin	China Tin Group Co., Ltd.	CN
Tin	Chofu Works	CN
Tin	Chofu Works	JP
Tin	Conecsus LLC	US
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BR
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BR
Tin	CRM Synergies	ES
Tin	CV Ayi Jaya	ID
Tin	CV Gita Pesona	ID
Tin	CV Tiga Sekawan	ID
Tin	CV United Smelting	ID
Tin	CV Venus Inti Perkasa	ID
Tin	Dingnan Jiawang environmental Tin technology Co.	CN
Tin	Dongguan Best Alloys Co., Ltd.	CN
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CN
Tin	Dongguan City Xida Soldering Tin Products Co.	CN
Tin	Dowa	JP
Tin	Dragon Silver Holdings Limited	CN
Tin	DS Myanmar	MM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VN
Tin	EM Vinto	BO
Tin	Empresa Metalúrgica Vinto	BO
Tin	Estanho de Rondonia S.A.	BR
Tin	Estanho de Rondônia S.A.	BR
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BR
Tin	Feinhutte Halsbrucke GmbH	DE
Tin	Fenix Metals	PL
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CN
Tin	Gejiu Fengming Metallurgy Chemical Plant	CN
Tin	Gejiu Kai Meng Industry and Trade LLC	CN
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN
Tin	Gejiu Yunxi Group Corp.	CN
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CN
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CN
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AU
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CN
Tin	Guangxi Nonferrous Metals Group	CN

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CN
Tin	Hezhou Jinwei Tin Co., Ltd.	CN
Tin	HME	FR
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CN
Tin	HuiChang Hill Tin Industry Co., Ltd.	CN
Tin	Huichang Jinshunda Tin Co., Ltd.	CN
Tin	Hulterworth Smelter	MY
Tin	Jean Goldschmidt International (JGI Hydrometal)	BE
Tin	Jiang Jia Wang Technology Co.	CN
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CN
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CN
Tin	Jiangxi New Nanshan Technology Ltd.	CN
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CN
Tin	LIAN JING	CN
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CN
Tin	Luna Smelter, Ltd.	RW
Tin	Ma An Shan Shu Guang Smelter Corp.	CN
Tin	Ma'anshan Weitai Tin Co., Ltd.	CN
Tin	Magnu's Minerais Metais e Ligas Ltda.	BR
Tin	Malaysia Smelting Corporation (MSC)	MY
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MY
Tin	Materials Eco-Refining Co., Ltd.	JP
Tin	Melt Metais e Ligas S.A.	BR
Tin	Menara Cipta Mulia	ID
Tin	Metahub Industries Sdn. Bhd.	MY
Tin	Metal Concentrators SA (PTY) Ltd.	ZA
Tin	Metallic Resources, Inc.	US
Tin	Metallo Belgium N.V.	BE
Tin	Metallo Spain S.L.U.	ES
Tin	Metallo-Chimique N.V.	BE
Tin	Minchali Metal Industry Co., Ltd.	TW
Tin	Mineracao Taboca S.A.	BR
Tin	Ming Li Jia smelt Metal Factory	CN
Tin	Mining Minerals Resources SARL	CD
Tin	Minsur	PE
Tin	Mitsubishi Materials Corporation	JP
Tin	Modeltech Sdn Bhd	MY
Tin	Ney Metals and Alloys	US
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VN
Tin	Novosibirsk Tin Combine	RU
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	TH
Tin	O.M. Manufacturing Philippines, Inc.	PH

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tin	OMODEO A. E S. METALLEGHE SRL	IT
Tin	OMSA	BO
Tin	Operaciones Metalurgical S.A.	BO
Tin	Operaciones Metalurgicas S.A.	BO
Tin	P Kay Metal, Inc	US
Tin	Pongpipat Company Limited	MM
Tin	Precious Minerals and Smelting Limited	IN
Tin	PT Aries Kencana Sejahtera	ID
Tin	PT Arsed Indonesia	ID
Tin	PT Artha Cipta Langgeng	ID
Tin	PT ATD Makmur Mandiri Jaya	ID
Tin	PT Babel Inti Perkasa	ID
Tin	PT Babel Surya Alam Lestari	ID
Tin	PT Bangka Prima Tin	ID
Tin	PT Bangka Serumpun	ID
Tin	PT Bangka Tin Industry	ID
Tin	PT Belitung Industri Sejahtera	ID
Tin	PT Bukit Timah	ID
Tin	PT Cipta Persada Mulia	ID
Tin	PT DS Jaya Abadi	ID
Tin	PT Eunindo Usaha Mandiri	ID
Tin	PT Inti Stania Prima	ID
Tin	PT Karimun Mining	ID
Tin	PT Lautan Harmonis Sejahtera	ID
Tin	PT Masbro Alam Stania	ID
Tin	PT Menara Cipta Mulia	ID
Tin	PT Mitra Graha Raya	ID
Tin	PT Mitra Stania Prima	ID
Tin	PT Mitra Sukses Globalindo	ID
Tin	PT Panca Mega Persada	ID
Tin	PT Premium Tin Indonesia	ID
Tin	PT Prima Timah Utama	ID
Tin	PT Putera Sarana Shakti (PT PSS)	ID
Tin	PT Rajawali Rimba Perkasa	ID
Tin	PT Rajehan Ariq	ID
Tin	PT Refined Bangka Tin	ID
Tin	PT Sariwiguna Binasentosa	ID
Tin	PT Stanindo Inti Perkasa	ID
Tin	PT Sukses Inti Makmur	ID
Tin	PT Sukses Inti Makmur (SIM)	ID
Tin	PT Sumber Jaya Indah	ID
Tin	PT Timah (Persero) Tbk Kundur	ID

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tin	PT Timah (Persero) Tbk Mentok	ID
Tin	PT Timah Nusantara	ID
Tin	PT Timah Tbk	ID
Tin	PT Timah Tbk Kundur	ID
Tin	PT Timah Tbk Mentok	ID
Tin	PT TIMAH TIN	ID
Tin	PT Tinindo Inter Nusa	ID
Tin	PT Tirus Putra Mandiri	ID
Tin	PT Tommy Utama	ID
Tin	Resind Industria e Comercio Ltda.	BR
Tin	Rian Resources SDN. BHD.	MY
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	IN
Tin	Rui Da Hung	TW
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CN
Tin	Shangrao Xuri Smelting Factory	CN
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CN
Tin	Sichuan Guanghan Jiangnan casting smelters	CN
Tin	Sigma Tin Alloy Co., Ltd.	CN
Tin	Soft Metais Ltda.	BR
Tin	Solder Court Ltd.	CN
Tin	Super Ligas	BR
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CN
Tin	Tai Perng
Tin	Taiwan Huanliang	TW
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JP
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VN
Tin	Thailand Mine Factory	TH
Tin	Thailand Smelting & Refining Co Ltd	TH
Tin	Thaisarco	TH
Tin	Three green surface technology limited company	CN
Tin	TIN PLATING GEJIU	CN
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CN
Tin	Tin Technology & Refining	US
Tin	TONG LONG	CN
Tin	Top-Team Technology (Shenzhen) Ltd.	CN
Tin	TRATHO Metal Quimica	BR
Tin	Tratho Metal Química Ltda	BR
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VN
Tin	VQB Mineral and Trading Group JSC	VN
Tin	WANG TING
Tin	White Solder Metalurgia e Mineração Ltda.	BR
Tin	White Solder Metalurgica	BR

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tin	Woodcross Smelting Company Limited	UG
Tin	WUJIANG CITY LUXE TIN FACTORY	CN
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CN
Tin	Xianghualing Tin Industry Co., Ltd.	CN
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CN
Tin	XURI	CN
Tin	Yifeng Tin	CN
Tin	Yiquan Manufacturing	CN
Tin	Yuecheng Tin Co., Ltd.	CN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN
Tin	Yunnan Chengo Electric Smelting Plant	CN
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CN
Tin	Yunnan Geiju Smelting Corp.	CN
Tin	Yunnan Industrial Co., Ltd.	CN
Tin	Yunnan Malipo Baiyi Kuangye Co.	CN
Tin	Yunnan Tin Company Limited	CN
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CN
Tin	Yuntinic Resources	CN
Tin	Zhongshan Jinye Smelting Co.,Ltd	CN
Tungsten	A.L.M.T. Corp.	JP
Tungsten	A.L.M.T. TUNGSTEN Corp.	JP
Tungsten	ACL Metais Eireli	BR
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BR
Tungsten	Artek LLC	RU
Tungsten	Asia Tungsten Products Vietnam Ltd.	VN
Tungsten	Avon Specialty Metals Ltd.
Tungsten	China Molybdenum Co., Ltd.	CN
Tungsten	China Molybdenum Tungsten Co., Ltd.	CN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CN
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CN
Tungsten	Cronimet Brasil Ltda	BR
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KR
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CN
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CN
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CN
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CN
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CN
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CN
Tungsten	Geo Enterprise	GE

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tungsten	Global Tungsten & Powders LLC	US
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CN
Tungsten	H.C. Starck Smelting GmbH & Co. KG	DE
Tungsten	H.C. Starck Tungsten GmbH	DE
Tungsten	HANNAE FOR T Co., Ltd.	KR
Tungsten	Hubei Green Tungsten Co., Ltd.	CN
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CN
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CN
Tungsten	Hunan Jintai New Material Co., Ltd.	CN
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CN
Tungsten	Hydrometallurg, JSC	RU
Tungsten	Japan New Metals Co., Ltd.	JP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CN
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CN
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CN
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TW
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CN
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RU
Tungsten	Kenee Mining Corporation Vietnam	VN
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VN
Tungsten	Kennametal Fallon	US
Tungsten	Kennametal Huntsville	US
Tungsten	KGETS Co., Ltd.	KR
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD
Tungsten	Lianyou Metals Co., Ltd.	TW
Tungsten	Lianyou Resources Co., Ltd.	TW
Tungsten	LLC Vostok	RU
Tungsten	MALAMET SMELTING SDN. BHD.	MY
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CN
Tungsten	Masan High-Tech Materials	VN
Tungsten	Masan Tungsten Chemical LLC (MTC)	VN
Tungsten	Materion	US
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CN
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JP
Tungsten	Moliren Ltd.	RU
Tungsten	Nam Viet Cromit Joint Stock Company	VN
Tungsten	Niagara Refining LLC	US
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CN
Tungsten	NPP Tyazhmetprom LLC	RU

METAL	OFFICIAL SMELTER NAME	SMELTER COUNTRY
Tungsten	OOO “Technolom” 1	RU
Tungsten	OOO “Technolom” 2	RU
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PH
Tungsten	Philippine Carreytech Metal Corp.	PH
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PH
Tungsten	Plansee Composite Materials GmbH	DE
Tungsten	Plansee SE Liezen	AT
Tungsten	PT Stanindo Inti Perkasa	ID
Tungsten	PT Timah (Persero), Tbk	ID
Tungsten	S.P.T. spol.s r.o.	CZ
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VN
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CN
Tungsten	Solar Applied Materials Technology Corp.	TW
Tungsten	Sumitomo Metal Mining Co., Ltd.	JP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	DE
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VN
Tungsten	Thaisarco	TH
Tungsten	Tungamoy Metals Inc.	KR
Tungsten	Tungsten Diversified Industries LLC
Tungsten	Tungsten Vietnam Joint Stock Company	VN
Tungsten	Unecha Refractory metals plant	RU
Tungsten	Uzbek Refractory and Heat-Resistant Metals	UZ
Tungsten	Wolfram Bergbau und Hutten AG	AT
Tungsten	Wolfram Bergbau und Hütten AG	AT
Tungsten	Woltech Korea Co., Ltd.	KR
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CN
Tungsten	Xiamen Tungsten Co., Ltd.	CN
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CN
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CN
Tungsten	Zhuzhou Cement Carbide	CN
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CN

(1)
Certain of our first-tier suppliers reported the presence of certain smelters sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. Because of the over-reporting nature of the RMI Template information collection process, and the nature of the supply chains and goods, we are unable to confirm whether any sanctioned smelter or refiner is or was active in our supply chain. However prior diligence suggests this may be unlikely. We have been in communication with first-tier suppliers who listed sanctioned smelters and will continue, as necessary, follow-up to have this refiner removed from their supply chain.